Exhibit 99.1

NetScout Systems Reports Financial Results for First Quarter Fiscal Year 2011

Revenue up Year-over-Year: 15% GAAP, 14% Non-GAAP

First Quarter Net Income up Year-over-Year: 36% GAAP, 22% Non-GAAP

WESTFORD, Mass.--(BUSINESS WIRE)--July 22, 2010--NetScout Systems, Inc. (NASDAQ: NTCT):

Q1 FY 2011
	GAAP	Non-GAAP
Revenue	$66.8 million	$67.0 million
Net income	$7.1 million	$8.9 million
Net Income per share	$0.17	$0.21

NetScout Systems, Inc. (NASDAQ: NTCT), an industry leader for advanced network and service assurance solutions, today announced financial results for its first quarter of fiscal year 2011 ended June 30, 2010.

Total GAAP revenue for the first quarter was $66.8 million. Non-GAAP revenue for the first quarter was $67.0 million. Both GAAP and non-GAAP revenue include a one-time recognition of $1.4 million of additional revenue previously deferred, resulting from training and consulting contracts that were unused by customers and past expiration. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Product revenue on a GAAP basis was $34.0 million, and service revenue was $32.8 million. Non-GAAP product revenue was $34.1 million, and non-GAAP service revenue was $32.9 million.

GAAP net income for the first quarter was $7.1 million, or net income per diluted share of $0.17. GAAP income from operations was $11.6 million. On a non-GAAP basis, net income for the quarter was $8.9 million, or $0.21 per diluted share, and non-GAAP income from operations was $14.4 million.

“We are pleased with our first quarter results showing substantial strength over the same period last year. The momentum that we saw building at the end of the past fiscal year is continuing into the new year,” said Anil Singhal, President and CEO of NetScout Systems. “Our financial services vertical was particularly strong, maintaining the positive growth trend we’ve been seeing. We recently launched a new product for this sector, nGenius Trading Intelligence, for monitoring latency in high speed trading environments. We are continuing to introduce new products and develop new technologies aimed at broadening our impact across all of our verticals, including products focused on the growing wireless service provider sector. Toward the end of the quarter, we released our new, high end Infinistream product which will provide the very high performance required for service providers to manage the hyper-growth of their wireless data traffic volume.”

Financial and Company Highlights for the First Quarter Fiscal Year 2011:

  GAAP revenue increased 15% year-over-year and decreased 7% sequentially. Non-GAAP revenue increased 14% year-over-year and decreased 7% sequentially.
  GAAP product revenue increased 20% year-over-year and decreased 20% sequentially. Non-GAAP product revenue increased 20% year-over-year and decreased 19% sequentially.
  GAAP service revenue increased 11% year-over-year and sequentially. Non-GAAP service revenue increased 9% year-over-year and increased 11% sequentially.
  GAAP operating margin was 17%, up two points from 15% a year ago and up one point sequentially. Non-GAAP operating margin was 22%, up one point from a year ago and sequentially.
  As of June 30, 2010 cash and cash equivalents and short and long-term marketable securities were $191.0 million, up $20.4 million from $170.6 million as of the end of the prior quarter. Year-over-year, the increase was $49.4 million, up from $141.6 million as of June 30, 2009.
  During the quarter we released nGenius Service Delivery Manager, a real-time service dashboard providing unified visibility into end-to-end service delivery in context with how services are delivered and consumed to more effectively manage the user experience across physical and virtual service delivery environments.
  NetScout launched nGenius Trading Intelligence providing real-time, end-to-end visibility and latency monitoring and analysis of trade order execution and transaction performance for financial trading environments.
  We recently released the nGenius® InfiniStream 7900 Series appliance for the service provider market offering faster performance, expandable modular design with extensive storage options up to 96 TB, high speed 10 GbE interfaces, designed to manage service assurance problems for next generation IP converged networks and LTE/4G architectures.
  NetScout was named by the Boston Globe in the “Growth 50” list as the number one top growth company in Massachusetts.

Basis of Presentation

In September 2009, the Financial Accounting Standards Board amended the accounting principles related to revenue recognition for arrangements with multiple deliverables and arrangements that include software elements. NetScout early adopted the new accounting principles during this quarter. The new accounting principles change how NetScout accounts for certain revenue arrangements that include hardware only elements as well as those that include both hardware and software elements, however, revenue arrangements received in fiscal years prior to 2011 are not affected by the new principles.

The impact of the new accounting principles is reflected in the current fiscal 2011 GAAP results presented, and excluded from our historical non-GAAP results. In addition non-GAAP revenue excludes the purchase accounting adjustment to record at fair value acquired deferred revenue. Non-GAAP income from operations excludes the purchase accounting adjustment to record at fair value acquired deferred revenue and the impact of the transition to the new software revenue recognition rules, as well as share-based compensation expenses and amortization of acquired intangible assets. Non-GAAP net income excludes these effects as well as their related impact on the provision for income taxes.

Throughout fiscal 2011 NetScout will report current and historical, GAAP and non-GAAP results. Current GAAP and historical non-GAAP will be discussed in the quarterly press releases and accompanying investor conference calls because the Company believes they are the measures most meaningful to investors. Historical GAAP and current non-GAAP will be presented as part of a financial summary table in the press release for comparative purposes. Accordingly, the results discussed in this press release are presented as GAAP under the new, current accounting standards and as non-GAAP under the former, historical accounting standards. At a future date we will discontinue reporting of historical GAAP as the reporting rules allow and discontinue historical non-GAAP when non-GAAP reporting under the new accounting standards becomes more meaningful in the understanding of NetScout’s results of operations. In our fiscal first quarter, the differences between current and historical measures are not material, however later in fiscal 2011, we expect the differences to be material.

Financial Summary

	Q1 FY 2011 Current Accounting Standard		Q1 FY 2011 Historical Accounting Standard
	GAAP(1)	Non-GAAP	GAAP	Non-GAAP(1)
Revenue (in millions)	$66.8	$66.9	$66.9	$67.0
Earnings per share	$0.17	$0.21	$0.17	$0.21

(1) Measures discussed in the press release text

Guidance:

We are raising fiscal 2011 guidance for both GAAP and non-GAAP in order to account for the one-time recognition in the first quarter of additional revenue resulting from training and consulting contracts that were past expiration. Under the current accounting rules, NetScout now expects GAAP and non-GAAP revenue to be in the range of $279 million to $296 million. GAAP net income per diluted share is expected to be in the range of $0.74 to $0.83 and non-GAAP net income per diluted share between $0.93 to $1.02.

Under the historical accounting rules, NetScout expects GAAP and non-GAAP revenue would be in the range of $281 million to $298 million. GAAP net income per diluted share would be in the range of $0.77 to $0.86 and non-GAAP net income per diluted share between $0.96 to $1.05.

	Guidance FY 2011 Current Accounting Standards		Guidance FY 2011 Historical Accounting Standards
	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenue (in millions)	$279 - $296	$279 - $296	$281 - $298	$281 - $298
Earnings per share	$0.74 - $0.83	$0.93 to $1.02	$0.77 - $0.86	$0.96 - $1.05

Our guidance follows the Basis of Presentation above. NetScout uses non-GAAP results internally for reporting and business management as those results most closely reflect the underlying dynamics of the business and are most comparable to prior results. The fiscal year 2011 non-GAAP revenue expectation before and after the accounting change excludes the purchase accounting adjustment to fair value of approximately $100 thousand of Network General’s deferred revenue and the non-GAAP net income per diluted share expectation excludes the deferred revenue purchase accounting adjustment, as well as share-based compensation expenses of approximately $6.3 million, amortization of acquired intangible assets of approximately $5.9 million, and the related impact of these adjustments on the provision for income taxes of $4.7 million.

Use of Non-GAAP Financial Information

To supplement the financial measures presented in the Company's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company also presents non-GAAP measures relating to revenue, income from operations, net income and net income per diluted share which were adjusted from amounts determined based on GAAP to exclude the purchase accounting adjustment representing the fair value of deferred revenue, early adoption of new accounting principles, share-based compensation expenses, amortization of acquired intangible assets and integration expenses, as well as the related income tax effects.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP, and may have limitations in that they do not reflect all of NetScout’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NetScout’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

The Company believes these non-GAAP financial measures will enhance the reader’s overall understanding of NetScout’s current financial performance and the Company's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. The Company believes that providing these non-GAAP measures affords investors a view of the Company’s operating results that may be more easily compared to peer companies and also enables investors to consider the Company’s operating results on both a GAAP and non-GAAP basis during and following the integration period of the Company’s acquisition of Network General. Presenting the GAAP measures on their own would not be indicative of the Company’s core operating results. Furthermore, NetScout believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provide useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

As discussed above, Company management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting future periods.

CONFERENCE CALL INSTRUCTIONS:

The Company invites shareholders to listen to its conference call today at 4:30 p.m. ET, which will be webcast live through the Company’s website at http://www.netscout.com/investors. Alternatively, people can listen to the call by dialing 866-701-8242 for U.S./Canada and 763-416-6912 for international callers and using conference ID: 88159441. A replay of the call will be available after 7:30 p.m. ET on July 22 for approximately one week. The number for the replay is 800-642-1687 for U.S./Canada and 706-645-9291 for international callers. The conference ID is: 688159441.

About NetScout Systems

NetScout Systems, Inc. is the market leader in Unified Service Delivery Management enabling comprehensive end-to-end network and application assurance. For 25 years, NetScout has delivered breakthrough packet-flow technology that provides trusted and comprehensive real-time network and application performance intelligence enabling unified assurance of the network, applications and users. These solutions enable IT staff to predict, preempt and resolve network and service delivery problems while facilitating the optimization and capacity planning of the network infrastructure. NetScout nGenius® and Sniffer® solutions are deployed at more than 20,000 of the world’s largest enterprises, government agencies, and service providers, on over 740,000 network segments to assure the network, applications, and service delivery to their users and customers. More information about NetScout Systems is available at http://www.netscout.com.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including the plans, objectives and future financial performance of NetScout, including without limitation, the Company’s statements with respect to its patent pending technology for the packet flow analysis market and other planned new product releases, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with slowdowns or downturns in economic conditions generally and in the market for advanced network and service assurance solutions specifically, the Company’s relationships with strategic partners, dependence upon broad-based acceptance of the Company’s network performance management solutions, the Company’s ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements, the ability of the Company to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010 on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2010 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo and nGenius are registered trademarks of NetScout Systems, Inc.

NetScout Systems, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,
	2010	2009
Revenue:
Product	$33,972	$28,391
Service	32,839	29,671
Total revenue	66,811	58,062

Cost of revenue:
Product	8,851	7,259
Service	5,724	4,909
Total cost of revenue	14,575	12,168

Gross profit	52,236	45,894

Operating expenses:
Research and development	9,778	9,218
Sales and marketing	25,119	22,106
General and administrative	5,297	5,230
Amortization of acquired intangible assets	477	490
Total operating expenses	40,671	37,044

Income from operations	11,565	8,850
Interest and other income (expense), net	(440)	(719)

Income before income tax expense	11,125	8,131
Income tax expense	3,980	2,894
Net income	$7,145	$5,237

Basic net income per share	$0.17	$0.13
Diluted net income per share	$0.17	$0.13
Weighted average common shares outstanding used in computing:
Net income per share - basic	41,812	40,309
Net income per share - diluted	42,482	41,119

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,
	2010	2009

GAAP Revenue	$66,811	$58,062
Product deferred revenue fair value adjustment	-	9
Service deferred revenue fair value adjustment	74	600
Non-GAAP Revenue	$66,885	$58,671

GAAP Gross profit	$52,236	$45,894
Deferred revenue fair value adjustment	74	609
Shared-based compensation expense (1)	80	84
Amortization of acquired intangible assets (2)	995	995
Non-GAAP Gross profit	$53,385	$47,582

GAAP Income from operations	$11,565	$8,850
Deferred revenue fair value adjustment	74	609
Shared-based compensation expense (1)	1,178	1,283
Amortization of acquired intangible assets (2)	1,472	1,485
Non-GAAP Income from operations	$14,289	$12,227

GAAP Net income	$7,145	$5,237
Deferred revenue fair value adjustment	74	609
Shared-based compensation expense (1)	1,178	1,283
Amortization of acquired intangible assets (2)	1,472	1,485
Income tax adjustments (3)	(1,035)	(1,283)
Non-GAAP Net income	$8,834	$7,331

GAAP Diluted Net income per share	$0.17	$0.13
Share impact of non-GAAP adjustments identified above	0.04	0.05
Non-GAAP Diluted net income per share	$0.21	$0.18

Shares used in computing non-GAAP diluted net income per share	42,482	41,119

(1)Share-based compensation expense included in these amounts is as follows:
Cost of product revenue	$20	$28
Cost of service revenue	60	56
Research and development	273	308
Sales and marketing	484	556
General and administrative	341	335
Total share-based compensation expense	$1,178	$1,283

(2)Amortization expense related to acquired software and product technology included in these amounts is as follows:
Cost of product revenue	$995	$995
Operating expenses	477	490
Total amortization expense	$1,472	$1,485

(3)Reflects the tax effect of non-GAAP adjustments above at the statutory rate of 38%

NetScout Systems, Inc.
Reconciliation of Current GAAP to Historical GAAP and Historical Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,
	2010	2009

GAAP Revenue	$66,811	$58,062
Product revenue impact of accounting change	121	-
Service revenue impact of accounting change	9	-
Historical GAAP Revenue	66,941	58,062

Product deferred revenue fair value adjustment	-	9
Service deferred revenue fair value adjustment	74	600
Historical non-GAAP Revenue	$67,015	$58,671

GAAP Gross profit	$52,236	$45,894
Revenue impact of accounting change	130	-
Historical GAAP Gross profit	52,366	45,894

Deferred revenue fair value adjustment	74	609
Shared-based compensation expense (1)	80	84
Amortization of acquired intangible assets (2)	995	995
Historical non-GAAP Gross profit	$53,515	$47,582

GAAP Income from operations	$11,565	$8,850
Revenue impact of accounting change	130	-
Historical GAAP Income from operations	11,695	8,850

Deferred revenue fair value adjustment	74	609
Shared-based compensation expense (1)	1,178	1,283
Amortization of acquired intangible assets (2)	1,472	1,485
Historical non-GAAP Income from operations	$14,419	$12,227

GAAP Net income	$7,145	$5,237
Revenue impact of accounting change	130	-
Income tax adjustments (3)	(49)	-
Historical GAAP Net income	7,226	5,237

Deferred revenue fair value adjustment	74	609
Shared-based compensation expense (1)	1,178	1,283
Amortization of acquired intangible assets (2)	1,472	1,485
Income tax adjustments (3)	(1,035)	(1,283)
Historical non-GAAP Net income	$8,915	$7,331

GAAP Diluted Net income per share	$0.17	$0.13
Share impact of accounting change identified above	-	-
Historical GAAP Diluted Net income per share	0.17	0.13

Share impact of non-GAAP adjustments identified above	0.04	0.05
Historical non-GAAP Diluted net income per share	$0.21	$0.18

Shares used in computing historical GAAP and non-GAAP diluted
net income per share	42,482	41,119

(1)Share-based compensation expense included in these amounts is as follows:
Cost of product revenue	$20	$28
Cost of service revenue	60	56
Research and development	273	308
Sales and marketing	484	556
General and administrative	341	335
Total share-based compensation expense	$1,178	$1,283

(2)Amortization expense related to acquired software and product technology included in these amounts is as follows:
Cost of product revenue	$995	$995
Operating expenses	477	490
Total amortization expense	$1,472	$1,485

(3)Reflects the tax effect of historical GAAP and non-GAAP adjustments above at the statutory rate of 38%

NetScout Systems, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	March 31,
	2010	2010

Assets
Current assets:
Cash and cash equivalents	$98,063	$63,322
Marketable securities	63,513	69,875
Accounts receivable, net	40,318	65,556
Inventories	9,964	9,181
Refundable income taxes	442	2,730
Deferred income taxes	2,813	2,698
Prepaid expenses and other current assets	4,418	5,422

Total current assets	219,531	218,784

Fixed assets, net	12,848	12,773
Goodwill	128,177	128,177
Acquired intangible assets, net	52,101	53,573
Deferred income taxes	28,524	30,062
Long-term marketable securities	29,415	37,354
Other assets	1,850	1,878
Total assets	$472,446	$482,601

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$8,521	$7,307
Accrued compensation	13,836	19,806
Accrued other	4,573	5,051
Long-term debt, current portion	12,500	11,250
Deferred revenue	75,670	84,196

Total current liabilities	115,100	127,610

Other long-term liabilities	455	551
Accrued long-term retirement benefits	1,689	1,645
Long-term deferred revenue	15,054	17,846
Long-term debt, net of current portion	64,356	68,106
Total liabilities	196,654	215,758

Stockholders' equity:
Common stock	46	46
Additional paid-in capital	210,844	209,146
Accumulated other comprehensive loss	(1,532)	(1,817)
Treasury stock	(31,870)	(31,691)
Retained earnings	98,304	91,159

Total stockholders' equity	275,792	266,843

Total liabilities and stockholders' equity	$472,446	$482,601

CONTACT:
NetScout Systems, Inc.
Catherine Taylor, 978-614-4286
Director of Investor Relations
IR@netscout.com